UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 27, 2012 (September 26, 2012)

CLARCOR Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of principal executive offices)

Registrant’s telephone number, including area code:	615-771-3100

No Change
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 26, 2012, CLARCOR Inc., a Delaware corporation (NYSE: CLC) (the “Company”), issued a press release announcing that: (i) the Company has increased its quarterly dividend by 12.5% to $0.135 per share of common stock and will pay its next dividend on Friday, October 19, 2012 to shareholders of record on Monday, October 8. 2012; and (ii) at a meeting held on September 25, 2012, the Company's Board of Directors approved the appointment of the Company's President and Chief Executive Officer, Christopher L. Conway, to the position of Chairman of the Board, and the appointment of independent director Robert Burgstahler to the newly created position of Lead Director. Both such appointments shall become effective upon the retirement of the Company's current Executive Chairman, Norman Johnson, scheduled to occur at the end of November 2012.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 - Press Release dated September 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.

By /s/ Richard M. Wolfson
Richard M. Wolfson,
    Vice President, General Counsel and Secretary

Date: September 27, 2012